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     Statement Regarding Computation of Per Share Earnings
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                                                                                          Three Months Ended March 31,
                                                                                          ----------------------------
                                                                                               1996            1995
                                                                                               ----            ----
     PRIMARY EARNINGS PER COMMON SHARE
     ---------------------------------
     Earnings
          Net income                                                                        $16,609,000     $15,219,000
                                                                                            ============    ============
     Shares
          Weighted average common shares outstanding                                         30,586,038      30,917,906
          Stock options and other stock incentive plans
                    considered to be common stock equivalents                                   211,485         141,719
                                                                                            ------------    ------------
          Weighted average common stock and common stock equivalents outstanding             30,797,523      31,059,625
                                                                                            ============    ============
     Primary earnings per common share                                                            $0.54           $0.49
                                                                                            ============    ============


     FULLY DILUTED EARNINGS PER COMMON SHARE
     ---------------------------------------
     Earnings
          Net income                                                                        $16,609,000     $15,219,000
          After tax interest expense applicable to convertible debentures                        69,688          75,436
                                                                                           -------------   -------------
                                                                                            $16,678,688     $15,294,436
                                                                                           =============   =============
     Shares
          Weighted average common shares outstanding                                         30,586,038      30,917,906
          Assumed conversion of 9.00% convertible debentures issued June 30, 1989               302,516         322,101
          Stock options and other stock incentive plans
                    considered to be common stock equivalents                                   239,670         142,446
                                                                                           -------------   -------------
          Weighted average common stock and common stock equivalents outstanding             31,128,224      31,382,453
                                                                                           =============   =============
     Fully diluted earnings per common share                                                      $0.54           $0.49
                                                                                           =============   =============

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                                  Exhibit 11